UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2009

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2009, Ener1, Inc. ("Ener1") entered into a Securities Investment and Subscription Agreement ("SISA") with Think Holdings, SA, a Norwegian limited liability company ("Think Holdings") to acquire 10.8 million shares of its Series B Convertible Preferred Stock, par value 1.00 Norwegian Krone for an aggregate price of $18 million payable in three tranches with the first tranche of $7.2 million due on or about September 4, 2009. The aggregate amount of investment from Ener1 and other investors in the SISA and conversions of bridge loans is $47.3 million. Think Holding is the majority owner of Think Global AS ("Think Global"), the Norwegian electric car manufacturer. The investment was conditioned upon the approval by the Norwegian courts of a creditor arrangement entered into by Think Global which was received on August 27, 2009. As a result of the investment, Ener1 would own approximately 20.9% of Think Holdings on a fully diluted and converted basis after the completion of all three tranches. The above description of the Securities Investment and Subscription Agreement is not complete and is qualified in its entirety by the full text of the agreement attached hereto as Exhibit 1.1 which is hereby incorporated by reference.

As explained in the following paragraph, on August 26, 2009, Ener1 has acquired the interests in a loan facility dated January 12, 2009 with Think Global (the "Bridge Loan") and related warrants to purchase Think Global common stock from Bzinfin, S.A. ("Bzinfin"). Ener1 has agreed to exchange the Bridge Loan for approximately 1.8 million shares of the Think Holdings Series B Convertible Preferred Stock. As a result of this exchange and as a result of the purchase of the warrants from Bzinfin, Ener1 would own approximately an additional 3.5% and 6.8%, respectively, of consolidated Think Holdings on a fully diluted and converted basis.

On August 26, 2009, Ener1 Group, Inc. ("Ener1 Group) entered into a Novation and Assignment agreement with Bzinfin, the owner of a majority of the common stock of Ener1 Group, whereby Ener1 Group assigned to Bzinfin all of its rights and obligations under a Line of Credit Agreement dated December 31, 2008 between Ener1 and Ener1 Group (the "Line of Credit Agreement") and all of its rights and obligations under the Bridge Loan. On August 26, 2009, Ener1 entered into a Purchase and Assignment Agreement with Bzinfin (the "Bzinfin Purchase Agreement"), whereby Ener1 acquired all of Bzinfin’s rights and obligations under the Bridge Loan. Under the Bzinfin Purchase Agreement, Ener1 acquired approximately $3.0 million of the outstanding principal and interest in the Bridge Loan facility and warrants to purchase 3.6 million shares of common stock of Think Global for consideration of 896,986 shares of unregistered common stock of Ener1. The securities issued in the transactions set forth above were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as sales of securities not involving a public offering. The above description of the Purchase and Assignment Agreement is not complete and is qualified in its entirety by the full text of the agreement attached hereto as Exhibit 1.2 which is hereby incorporated by reference.

On August 25, 2009, EnerDel, Inc. ("EnerDel"), a wholly owned subsidiary of Ener1, entered into a Supply Agreement with Think Global whereby EnerDel will be the exclusive supplier of lithium-ion batteries to Think Global until the six month anniversary date on which Think Global commences full-scale commercial production of electric cars. During the two-year period after the end of the exclusivity period, Think Global will purchase from EnerDel certain minimum volume percentages for the European and North American markets. If Think Holdings requests the maximum capital calls under the SISA and Ener1 fails to make an aggregate investment of $18 million, then the percentages will be reduced proportionately. The above description of the Supply Agreement is not complete and is qualified in its entirety by the full text of the agreement attached hereto as Exhibit 1.3 which is hereby incorporated by reference.

On August 26, 2009, Ener1 entered into an Amended and Restated Line of Credit Agreement by and between Ener1, Ener1 Group and Bzinfin whereby Bzinfin agreed to extend until July 1, 2010 the maturity date of loans due under the Line of Credit Agreement and provide Bzinfin the right to convert up to $8 million principal amount of the loans and unpaid interest into common stock of Ener1 at an exercise price of $5.00 per share and $3.75 million of the principal amount of the loans and unpaid interest into common stock of Ener1 at an exercise price of $6.00 per share. Ener1 granted Bzinfin extension warrants to purchase 125,000 shares of Ener1 common stock at an exercise price of $8.25 per share with an expiration of three years. The above description of the Amended and Restated Line of Credit Agreement is not complete and is qualified in its entirety by the full text of the agreement attached hereto as Exhibit 1.4 which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Securities Investment and Subscription Agreement ("SISA") with Think Holdings, SA dated August 24, 2009 (portions of this exhibit which are indicated by the word CONFIDENTIAL have been omitted pursuant to a request for confidential treatment).

Exhibit 1.2 Purchase and Assignment Agreement with Bzinfin dated August 25, 2009

Exhibit 1.3 Supply Agreement with Think Global dated August 25, 2009 (portions of this exhibit which are indicated by the word CONFIDENTIAL have been omitted pursuant to a request for confidential treatment)

Exhibit 1.4 Amended and Restated Line of Credit Agreement by and between Ener1, Ener1 Group and Bzinfin dated August 25, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

August 27, 2009	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Securities Investment and Subscription Agreement ("SISA") with Think Holdings, SA dated August 24, 2009 (portions of this exhibit which are indicated by the word CONFIDENTIAL have been omitted pursuant to a request for confidential treatment)
1.2	Purchase and Assignment Agreement with Bzinfin dated August 26, 2009
1.3	Supply Agreement with Think Global dated August 25, 2009 (portions of this exhibit which are indicated by the word CONFIDENTIAL have been omitted pursuant to a request for confidential treatment)
1.4	Amended and Restated Line of Credit Agreement by and between Ener1, Ener1 Group and Bzinfin dated August 26, 2009